                                                                    EXHIBIT 10.1

                    STOCK PURCHASE AND REDEMPTION AGREEMENT

                                  by and among

                        SUBURBAN OSTOMY SUPPLY CO., INC.

                           SUMMIT VENTURES III, L.P.
                           SUMMIT INVESTORS II, L.P.
                              SUMMIT SUBORDINATED
                                DEBT FUND, L.P.
                        THE BEAR STEARNS COMPANIES, INC.

                                      and

                        THE STOCKHOLDERS PARTIES HERETO


                                  July 3, 1995

                               TABLE OF CONTENTS
                               -----------------


                                                                          Page
                                                                          ----

Section 1.      Purchase and Sale.........................................  1

                (a) Purchase and Sale of Shares...........................  1
                (b) Subordinated Debt Investment..........................  2
                (c) Closing...............................................  2
                (d) Use of Proceeds.......................................  2
                (e) Allocation of Purchase Price..........................  2
                (f) Stock Dividend........................................  3

Section 2.      Redemption of Shares by the Company.......................  3

                (a) Redemption by the Company on the Closing
                    Date..................................................  3
                (b) Redemption Consideration..............................  3
                (c) Surrender and Exchange of Stock
                    Certificates; Payment of Redemption
                    Consideration.........................................  3
                (d) Stock Transfer Books..................................  4

Section 3.      Covenants and Agreements of the Parties...................  4

                (a) Access to Information;
                    Confidentiality.......................................  4
                (b) Agreement to Cooperate................................  6
                (c) Public Announcements..................................  7
                (d) Directors' and Officers' Indemnification..............  7
                (e) New Indebtedness......................................  7
                (f) Life Insurance........................................  7
                (g) Exclusivity; No Solicitation..........................  7
                (h) Investment Bankers....................................  8

Section 4.      Representations, Warranties and Covenants
                of the Company and the Stockholders.......................  9

                (a) Organization; Power and Authority;
                    Effect of Transaction.................................  9
                (b) Financial Information................................. 11
                (c) Condition and Title to
                    Properties; Leases.................................... 12


                (d) Compliance with Private
                    Authorizations.......................................  12
                (e) Compliance with Governmental
                    Authorizations and Applicable Law....................  13
                (f) Intellectual Property................................  14
                (g) Related Transactions.................................  14
                (h) Insurance............................................  14
                (i) Tax Matters..........................................  15
                (j) Employee Retirement Income Security
                    Act of 1974..........................................  16
                (k) Inapplicability of Specified Statutes................  17
                (l) [Intentionally Omitted]..............................  17
                (m) Employment Arrangements..............................  17
                (n) Material Agreements..................................  18
                (o) Ordinary Course of Business..........................  18
                (p) Broker or Finder.....................................  19
                (q) Environmental Protection.............................  20
                (r) Accounts Receivable..................................  21
                (s) Inventories..........................................  21
                (t) Records and Books....................................  21
                (u) Disclosure of Material Information...................  21

Section 5.      Representations, Warranties and Covenants
                of the Purchasers........................................  23

                (a) Organization and Business; Power and
                    Authority; Effect of Transaction; Ordinary
                    Course of Business...................................  23
                (b) Investment...........................................  25
                (c) Financial Capacity...................................  25
                (d) Broker or Finder.....................................  25
                (e) Financing............................................  25



Section 6.      Covenants................................................  26

                (a) Interim Conduct of Business..........................  26
                (b) Disclosure Supplements...............................  27

Section 7.      Closing Conditions.......................................  28

                (a) Conditions of the Purchasers and
                    the Stockholders.....................................  28
                (b) Conditions of the Purchasers.........................  29
                (c) Conditions of the Stockholders.......................  30

Section 8.      Indemnification..........................................  30

                (a) Survival of Representations and
                    Warranties...........................................  30
                (b) Indemnification by Stockholders......................  30
                (c) Indemnification by the Purchasers....................  32
                (d) Minimum Indemnification..............................  32
                (e) Notice and Opportunity to Defend.....................  32
                (f) Set-Off..............................................  33

Section 9.      Definition...............................................  34

Section 10.     Miscellaneous............................................  34



                (a) Nature and Survival of
                    Representations and Warranties.......................  34
                (b) Entire Agreement.....................................  35
                (c) Rights and Remedies..................................  35
                (d) Expenses.............................................  35
                (e) Termination..........................................  35
                (f) Waivers; Amendments..................................  37
                (g) Assignment; Successors and Assigns...................  37
                (h) Notices..............................................  38
                (i) Severability.........................................  39
                (j) Counterparts.........................................  40
                (k) Section Headings.....................................  40
                (l) Further Acts.........................................  40
                (m) Relationship of Parties..............................  40
                (n) Conflict Among Attachments...........................  40
                (o) Governing Law........................................  41



Schedules
- ---------

A Definitions (see Section 7)
B Disclosure Schedule
1 List of Purchasers and Shares to be Acquired
2 List of Stockholders and Shares to be Redeemed

Exhibits
- --------

A    Terms of Series A Preferred Stock
B    Form of Note
C    Form of Shareholders' Agreement
D    Form of Registration Rights Agreement
E    Form of Employment Agreement
F    Form of Stock Option Plan
G    Form of Stock Option Agreement
H    Aronson Non-Competition Agreement

  STOCK PURCHASE AND REDEMPTION AGREEMENT made as of July 3, 1995 by and among Suburban Ostomy Supply Co., Inc., a Massachusetts corporation (the "Company"), each of the undersigned stockholders of the Company (individually, a "Stockholder" and collectively, the "Stockholders"), and the Purchasers listed on the signature page hereof (individually, a "Purchaser" and collectively, "the Purchasers").

                                  WITNESSETH:
                                  ----------

  WHEREAS, the Company is engaged in the business of distributing disposable home health care products and owning and operating the properties and assets associated therewith (the Subject Business" and such properties and assets, the "Subject Assets");

  WHEREAS, the Stockholders own all of the issued and outstanding capital stock of the Company;

  WHEREAS, the Purchasers desire to acquire, and the Company desires to issue and sell, securities of the Company upon the terms and conditions hereinafter set forth; and

  WHEREAS, the Company desires to repurchase shares of its Common Stock from the Stockholders;

  NOW, THEREFORE, in consideration of the premises, of the mutual covenants and agreements herein set forth, and other valuable consideration, the receipt, adequacy and sufficiency whereof are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby covenant and agree as follows:

  SECTION 1.  Purchase and Sale.
              -----------------

  (a) Purchase and Sale of Shares.  Subject to the provisions of this Agreement,
      ---------------------------
the Company shall issue and sell to the Purchasers, and the Purchasers agree to purchase and accept the delivery of, an aggregate of 66,500 shares of the Company's Series A Redeemable Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), at a price of $100 per share, for an aggregate purchase price of $6,650,000, and an aggregate of 280 shares of the Company's Common Stock, no par value per share (the "Common Stock"), at a price of $357.14 per share, for an aggregate purchase price of approximately $100,000. The Series A Preferred Stock shall have the rights, terms and privileges set forth on Exhibit A attached hereto. The shares of Series A Preferred Stock and Common
   ---------
Stock purchased pursuant to this Section 1(a) are referred to herein as the "Preferred Shares" and "Common Shares," respectively. The number of Preferred Shares and Common Shares to be sold by the Company to each Purchaser is set forth in Schedule 1 attached hereto.
         ----------

  (b) Subordinated Debt Investment.  Pursuant to a certain Subordinated
      ----------------------------
Debenture Purchase Agreement of even date (the "Subordinated Debenture Agreement"), Summit Subordinated Debt Fund, L.P. and Summit Investors II, L.P. have committed to purchase

$6,750,000 in principal amount of newly-issued subordinated debentures (the "Debentures") of the Company. The closing of the transactions contemplated by the Subordinated Debenture Agreement shall occur at the Closing and currently with the closing of the purchase of the Preferred Shares and Common Shares hereunder.

  (c) Closing.  Subject to the satisfaction or waiver of the conditions set
      -------
forth in Section 7 below, the purchase of the Preferred Shares and Common Shares shall be made at a closing (the "Closing") to be held at the offices of Hutchins, Wheeler & Dittmar, 101 Federal Street, Boston, MA 02110 on June 30, 1995, or at such other time and on such other date on or prior to July 19, 1995 as the Purchasers, the Company and the Stockholders may mutually agree (the "Closing Date"). Payment at the Closing for the Preferred Shares and Common Shares shall be by wire transfer payable in immediately available federal funds. Each Purchaser shall pay that amount for the Preferred Shares and Common Shares being acquired by it at the Closing as described on Schedule 1 hereof. At the
                                                    ----------
Closing, (i) the Company will deliver to each Purchaser one or more certificates representing the Preferred Shares and Common Shares purchased by such Purchaser, in such denominations and issued in such names as may be requested by such Purchaser, and (ii) each Purchaser shall deliver to the Company a duly completed Internal Revenue Service Form W-9 or Internal Revenue Service Form W-8 and its taxpayer identification number.

  (d) Use of Proceeds.  The proceeds of the sale of the Preferred Shares and
      ---------------
Common Shares, together with the proceeds of the sale of the Debentures and the New Company Debt, shall be used to redeem shares of Common Stock from the Stockholders as provided in Section 2 hereof.

  (e) Allocation of Purchase Price.  The total consideration paid by the
      ----------------------------
Purchasers to the Company pursuant to this Agreement and the Subordinated Debenture Agreement is $13,500,000. The parties hereto agree that such amount shall be allocated among the Common Shares, Preferred Shares and Debentures as set forth in Sections 1(a) and 1(b) above, and the Company shall file all tax returns and reports in a manner consistent with such allocation.

  (f) Stock Dividend.  Immediately after giving effect to the purchase and sale
      --------------
of Series A Preferred Stock and Common Stock as provided in Section 1(a), and before execution of the option agreements evidencing the options specified in
Section 7(c)(iii), there shall be declared and effected a 100 for 1 stock split, effected in the form of a stock dividend of 99 shares of Common Stock for each share of Common Stock outstanding.

  SECTION 2.  REDEMPTION OF SHARES BY THE COMPANY.
              -----------------------------------

  (a) Redemption by the Company on the Closing Date.  On the Closing Date,
      ---------------------------------------------
immediately after the issuance and sale of the Preferred Shares and Common Shares to the Purchasers, the Company shall redeem and purchase from each Stockholder, and each

Stockholder hereby agrees to sell and deliver to the Company, the number of shares of Common Stock set forth opposite his name on Schedule 2 attached hereto
                                                      ----------
(the "Redemption Shares").

  (b) Redemption Consideration.  The aggregate consideration payable to the
      ------------------------
Stockholders for the repurchase of the Redemption Shares contemplated hereby (the "Redemption Consideration") shall be as follows:

      (i) Twenty-Seven Million Dollars ($27,000,000) payable in immediately available funds at the Closing; and

      (ii) Two Million Five Hundred Thousand Dollars ($2,500,000) payable to the Stockholders through the issuance of subordinated notes in the principal amount of $2,500,000 (the "Notes"), which Notes will bear interest at the rate of 12% per annum, payable quarterly in arrears. The Notes will be in the form of Exhibit B attached hereto.
   ---------

  (c) Surrender and Exchange of Stock Certificates; Payment of Redemption
      -------------------------------------------------------------------
Consideration.  At the Closing, each Stockholder shall cease to have any rights
- --------------
as a shareholder relating to his Redemption Shares. At the Closing, each Stockholder shall be entitled to receive, upon surrender to the Company of a certificate or certificates or other documents or instruments (collectively, "Certificates") representing the Redemption Shares set forth opposite his name in Schedule 2, accompanied by a duly completed and executed stock transfer power
   ----------
and IRS Form W-9, the cash Redemption Consideration for such Redemption Shares, which amount shall be paid by wire transfer of immediately available funds to an account specified by such Stockholder and a Note in the principal amount set forth opposite his name on Schedule 2.
                           ----------

  (d) Stock Transfer Books.  From and after the Closing Date, no transfer of the
      --------------------
Redemption Shares shall be registered on the stock transfer books of the Company.

  SECTION 3.  Covenants and Agreements of the Parties.
              ---------------------------------------

  The parties do hereby, jointly and severally, covenant and agree as follows:

  (a) Access to Information; Confidentiality.
      ---------------------------------------

      (i) The Company shall afford to the Purchasers and their officers, directors, employees, attorneys, accountants, financial advisors and other representatives or agents full access during normal business hours throughout the period from the date hereof to the Closing Date to all of its properties, books, contracts, commitments and records (including without limitation Tax Returns) and, during such period, shall furnish promptly to the Purchasers (A) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of any Applicable Law (including without limitation federal or state securities laws) or filed by it with any Authority in connection with the transactions contemplated by this Agreement or which may have a material effect on its business, operations, properties, prospects, personnel, condition, financial or other, or results of operations and (B) such other information concerning any of the foregoing as the Purchasers shall reasonably request.

      (ii) Each party hereto shall, whether or not the transactions contemplated hereby are consummated, maintain on the same basis as it does with respect to its own confidential and proprietary information the confidentiality of all information concerning any other party or any Affiliate of any other party provided to or discovered by it, its officers, directors, employees, attorneys, accountants, financial advisors or other representatives or agents and which is not otherwise available on a nonconfidential basis to such party and shall not (except as may otherwise be required by Applicable Law, including without limitation federal and state securities laws, or by summons or subpoena) disclose such information, subject to the provisions of this Section, to anyone other than (A) those persons directly involved in the investigation and negotiations pertaining to the transactions contemplated hereby, including, without limitation, attorneys, accountants, financial advisors and other representatives and agents, (B) such lenders or investors as may be necessary to finance the transactions contemplated hereby or thereby, (C) such Persons or Governmental Authorities, whose consent or approval may be necessary to permit consummation of the transactions contemplated hereby or thereby, and (D) those persons directly involved in any Legal Action based upon or in connection with the subject matter of this Agreement, including, without limitation, the failure of the transactions contemplated hereby to be consummated. The provisions of this paragraph are in addition to, and not in replacement of, any confidentiality agreement between the Company and the Purchasers or any Affiliate of the Purchasers.

       (iii) It shall be a condition of the disclosure of any confidential information to any of the Persons described in clauses (ii)(A), (B) or (C) above that such Persons (other than Governmental Authorities) execute and deliver to the party whose confidential information is being disclosed an agreement in form, scope and substance reasonably satisfactory to such party embodying the provisions of this Section 3(a).

       (iv) Each party further agrees that in the event that the transactions contemplated by this Agreement shall not be consummated, it will return all documents and records obtained by it, its officers, directors, employees, attorneys, accountants and other representatives or agents from the other party during the course of its investigation or negotiations pertaining to the transactions contemplated hereby, and all copies thereof (other than one record copy to be kept by independent counsel to such party). Without limiting the generality of the foregoing, in such event, the parties hereto agree that they shall not retain or permit any Person to whom they have furnished the same to retain, any memoranda, copies, summaries, extracts or other reproductions in whole or in part of such written information or material or any oral information so provided (other than the one copy to be delivered to independent counsel).
In such event all documents, memoranda, notes and other writing whatsoever prepared by a Purchaser or the Company based on the information in such information or material shall except as provided in the preceding sentence be destroyed (and the Purchasers and the Company shall use their respective reasonable business efforts to cause all Persons to whom they have furnished the same to similarly destroy their documents, memoranda and notes), and such destruction (and efforts) shall be certified in writing by the authorized officer supervising such destruction.

       (v) The provisions of paragraphs (ii) and (iv) of this Section 3(a) shall survive any termination of this Agreement or the consummation of the transactions contemplated hereby.

  (b) Agreement to Cooperate. Subject to the terms and conditions herein
      ----------------------
provided, each of the parties hereto shall cooperate and use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Laws to consummate and make effective the transactions contemplated by this Agreement, including without limitation using its reasonable efforts to:

       (i) prepare and file with the applicable Authorities (including without limitation the Federal Trade Commission and the Department of Justice), as promptly as practicable after the execution of this Agreement, all requisite applications, notifications, registrations, filings and submissions, amendments thereto, and publications and requests for extensions and waivers in connection therewith, together with all related information, data and exhibits, as may be necessary to obtain all Governmental Authorizations legally required for, or otherwise required by Applicable Law in connection with, the consummation of the transactions contemplated by this Agreement;

       (ii) defend vigorously against any Legal Actions in which such party is named as a defendant which seeks to enjoin, restrain or prohibit the consummation of the transactions contemplated hereby or seeks damages with respect to such transaction, including to lift any injunction or other legal bar to such consummation (and, in such case, to proceed with such consummation as expeditiously as possible); and

       (iii) obtain the satisfaction of the conditions specified in Section 7.

Without limiting the generality of the foregoing, the parties recognize that the consummation of the transactions contemplated hereby is subject to the preacquisition notification requirements of the HSR Act. Each of the parties agrees, accordingly, that it will (x) file with the Antitrust Division of the Department of Justice and the Federal Trade Commission a Notification and Report Form in a manner so as to constitute substantial compliance with the notification requirements of the HSR Act, and (y) use its reasonable business efforts to achieve the prompt termination or expiration of the waiting period or any extension thereof under the HSR Act.

  (c) Public Announcements.  Until such time, including following any
      ---------------------
termination of this Agreement as may be mutually agreed upon by the parties to this Agreement, none of the parties shall, without the approval of the Summit Purchasers and the Company, which approval shall not unreasonably be withheld, delayed or conditioned, make or cause to be made any press release or other public announcement that directly or indirectly discloses the transactions contemplated by this Agreement, except as and to the extent that it is required to make by Law. Prior to making any press release or other public announcement that may be required by Law, the party proposing to make the same shall advise the others and afford them the opportunity to review and comment upon its content.

  (d) Directors' and Officers' Indemnification.  The Company shall not take, and
      -----------------------------------------
the Purchasers shall not permit the Company to take, for a period of six years after the Closing, any action that would diminish the rights to indemnification of each present and former director, officer, employee and agent of the Company contained in the Articles of Organization or By-Laws, respectively, of the Company as in effect on the Closing Date.

  (e) New Indebtedness.  Prior to the Closing, the Summit Purchasers and the
      ----------------
Company shall cooperate in obtaining financing for the Company in a minimum principal amount equal to $16,000,000 (the "New Company Debt"), including a working credit line of not less than $2,500,000 (the "Working Credit Line") on reasonable terms approved by the Board of Directors of the Company. Immediately prior to the sale and purchase of the Common Shares and Preferred Shares pursuant to this Agreement, the Company shall draw down $13,500,000 of the New Company Debt in order to consummate the redemption of shares of Common Stock from the Stockholders pursuant to Section 2 of this Agreement.

  (f) Life Insurance.  The Company shall use its reasonable best efforts to
      --------------
obtain and maintain in full force and effect, at its expense, insurance payable to the Company upon the lives of Herbert Gray and Donald Benovitz in the amount of $1,000,000 each with insurers and upon terms approved by the Board of Directors of the Company.

  (g) Exclusivity; No Solicitation.  In recognition and consideration of the
      -----------------------------
fact that the Summit Purchasers have invested and will invest substantial time and effort, and have incurred and will incur substantial expenses in their detailed investigation of the Company and its business and in the negotiation and preparation of this Agreement and other documents relating to the transactions contemplated hereby, from and after the date hereof until the earlier of July 15, 1995 and the date on which negotiations concerning the transactions contemplated hereby cease to continue in good faith, the Company and the Stockholders agree with the Summit Purchasers that the Company shall not, and shall not permit any of its officers, directors, employees, advisers, agents or other representatives, directly or indirectly, to solicit, initiate, participate in, consider or entertain (including by way of furnishing any non-public information concerning the Company's business, properties or assets) discussions, inquiries or proposals whether or not solicited by the Company or participate in any negotiation for the purpose or with the intention of leading to any such discussion, inquiry or proposal concerning any acquisition of all or substantially all of the assets of, or any merger, consolidation or business combination with, the Company or the sale of any material amount of assets of the Company or for the purchase of any material amount of equity securities of the Company (including a sale to the public) (collectively, a "Purchase Proposal"), except for the transactions with the Purchasers contemplated by this Agreement; provided, however, that if the Stockholders believe that the Summit Purchasers have ceased to negotiate with them in good faith, they shall so notify the Purchasers specifying the reasons for their belief in reasonable particularity, and the Summit Purchasers shall have five business days to resume negotiations in good faith. Promptly after this Agreement is signed, the Company and the Stockholders and any agents of any of them shall notify any persons or entities with whom the Company or any of the Stockholders or their agents are now engaged in discussions concerning a Purchase Proposal that the Company and the Stockholders have signed this Agreement to engage in a transaction with the Summit Purchasers. The Company will promptly inform the Summit Purchasers of any inquiry (including the terms thereof and the Person making such inquiry) which it may receive in respect of ny Purchase Proposal.

  (h) Investment Bankers.  The parties acknowledge that while the Company has no
      ------------------
present intention of offering its securities for sale to the public under the Securities Act, it may choose to do so in the future. In such event, the Company agrees that it shall inform BSC of such intent, and shall invite BSC to make a presentation to the Board of Directors of the Company should BSC desire to manage such an offering. The Company further agrees that given BSC's expertise and knowledge of the Company, if the Company elects to name three or more managers of such an offering, BSC shall be one of such managers, with the lead underwriter to be selected by the Board of Directors of the Company.

  SECTION 4.  Representations, Warranties and Covenants of the Company and
              ------------------------------------------------------------
the Stockholders. The Company and each Stockholder, jointly and severally,
- ----------------
hereby represents, warrants, covenants and agrees to and with the Purchasers as follows:

  (a) Organization, Power and Authority; Effect of Transaction.
      --------------------------------------------------------

     (i) The Company (A) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as set forth in the Disclosure Schedule, (B) has all requisite power and authority (corporate and other) to own or hold under lease its properties and to conduct its business as now conducted and as presently proposed to be conducted, and has in full force and effect all Governmental Authorizations and Private Authorizations, to the extent required for such ownership or lease of its property and conduct of its business, except where the failure to have such Governmental Authorizations and Private Authorizations does not, in the aggregate, have a Material Adverse Effect on the Company, and (C) has duly qualified and is authorized to do business and is in good standing as a foreign corporation in each jurisdiction (a true and correct list of which is set forth in the Disclosure Schedule) in which the character of its property or the nature of its business or operations requires such qualification or authorization, except where the failure to so qualify does not, in the aggregate, have a Material Adverse Effect on the Company.

     (ii) The Company has all requisite power and authority (corporate and other) and has in full force and effect all Governmental Authorizations and Private Authorizations in order to enable it to execute and deliver, and to perform its obligations under, this Agreement and each agreement, instrument or other document executed or required to be executed pursuant hereto or thereto, and the execution, delivery and performance of this Agreement and each agreement, instrument or other document executed or required to be executed pursuant hereto or thereto have been duly authorized by all requisite corporate or other action. This Agreement has been duly executed and delivered by the Company and constitutes, and each agreement, instrument or other document executed or required to be executed pursuant hereto or thereto when executed and delivered by the Company will constitute, legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as
(A) the enforceability thereof may be limited by bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other laws of general applicability affecting the enforcement of creditors' or secured parties' rights or debtors' obligations generally; (B) the availability of specific performance or other equitable remedies may be limited by equitable principles of general applicability (whether such matter is considered in a proceeding at law or in equity); and (C) the indemnification provisions with respect to securities law matters may be limited by applicable securities laws or principles of public policy.

     (iii) Except as set forth in the Disclosure Schedule, neither the execution and delivery of this Agreement or any agreement instrument or other document executed or required to be executed pursuant hereto or thereto, nor the consummation of the transactions herein or therein contemplated nor compliance with the terms, conditions and provisions hereof or thereof by the Company:

            (A) will conflict with, or result in a breach or violation of, or constitute a default under, any Applicable Law on the part of the Company or will conflict with, or result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of giving of notice or passage of time or both would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any material agreement to which the Company is a party or by which it or its property is bound,

            (B) will result in or permit the creation or imposition of any Lien upon any property now owned or leased by the Company, or

            (C) will, based on the representations and warranties of the Purchasers set forth in Section 5(b), require any Governmental Authorization or

  Governmental Filing or Private Authorization, except pursuant to the HSR Act and for filings contemplated by the Registration Rights Agreement referred to in Section 7(a)(v)(B).

       (iv)  The Company does not have any Subsidiaries.

  (v) The authorized and outstanding capital stock of the Company and the ownership thereof will as of the Closing Date be as set forth in the Disclosure Schedule. All issued and outstanding shares of capital stock are, and when issued in accordance with the terms hereof, all Preferred Shares and Common Shares will be, duly authorized, validly issued, fully paid, non-assessable and free from any restrictions on transfer, and are not subject to any preemptive or similar rights, except (A) as set forth in the Disclosure Schedule, (B) for restrictions imposed by federal or state securities or "blue-sky" laws and
(C) for those imposed pursuant to this Agreement or any Related Agreement. Except as contemplated by this Agreement or as set forth in the Disclosure Schedule, (A) there is neither outstanding nor has the Company agreed to grant or issue any shares of its capital stock or any Option Security or Convertible Security and (B) the Company is not a party to and is not bound by any agreement, put or commitment pursuant to which it is obligated to purchase, redeem or otherwise acquire any shares of capital stock or any Option Security or Convertible Security. All issued and outstanding shares of capital stock of the Company were, and, based on the representations and warranties of the Purchasers set forth in Section 5(b), the Preferred Shares and Common Shares will be, issued (A) in transactions exempt from the registration provisions of the Securities Act of 1933, as amended (the "Securities Act") and (B) in compliance with or in transactions exempt from the registration provisions of applicable state securities or "blue-sky" laws. The Company has complied and will comply, in all material respects, with all applicable federal or state securities laws in connection with the issuance and sale of the Preferred Shares and Common Shares. Neither the Company nor anyone acting on its behalf has offered any of the Preferred Shares and Common Shares, or similar securities, or solicited any offers to purchase any of such securities to any Person other than the Purchasers and other than in connection with soliciting offers to acquire the Company as a whole.

  (b) Financial Information.  The Company has heretofore furnished to Purchaser
      ---------------------
copies of the financial statements of the Company listed in the Disclosure Schedule (the "Financial Statements"). The Financial Statements, including in each case the notes thereto, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, except as otherwise noted therein, and fairly present the financial condition and results of operations of the Company, on the bases therein stated, as of the respective dates thereof, and for the respective periods covered thereby subject, in the case of unaudited financial statements, to normal year-end audit adjustments and accruals. Between the date of the most recent financial statements forming part of the Financial Statements and the date of this Agreement, except to the extent described in the Disclosure Schedule, there has been no Material Adverse Change in the Company. Except as set forth in the April 30, 1995 balance sheet forming part of the Financial Statements (the "Most Recent Balance Sheet"), there are no material liabilities of the Company, whether accrued, absolute, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of any other Person, or liabilities for Taxes due or then accrued or to become due), of a nature required by GAAP to be set forth in the Financial Statements, or the notes thereto, except for liabilities which have arisen in the ordinary course of business of the Company since the date of the Most Recent Balance Sheet and except as contemplated by this Agreement, the Related Agreements and the agreements relating to the New Company Debt.

  (c) Condition and Title to Properties; Leases.  The Company owns no real
      -----------------------------------------
property and has good indefeasible and merchantable title to all assets, tangible and intangible, reflected on the Most Recent Balance Sheet forming part of the Financial Statements, or acquired by the Company since such date, except inventory sold and other tangible personal property used up or retired since such date, in each case in the ordinary course of business consistent with past practice of the Company, free and clear of all Liens, except such as are reflected in such balance sheet, or the notes thereto, or set forth in the Disclosure Schedule, or which do not, in the aggregate, have a Material Adverse Effect on the Company. The Company has a valid leasehold interest in and enjoys peaceful and undisturbed possession under all leases pursuant to which it holds any real property. The Company is not in default in the performance, observance or fulfillment of any obligation, covenant or condition contained in any such lease, which could, in the aggregate for all such defaults, have a Material Adverse Effect on the Company. The Disclosure Schedule contains a list of all real property leased by the Company and all leases of real property. None of the tangible personal property (other than inventory) is subject to contracts of sale, none is held by the Company as lessee or as conditional sales vendee under any lease or conditional sales contract and none is subject to any title retention agreement, except as set forth in the Most Recent Balance Sheet or the Disclosure Schedule. The Company owns or leases all real, personal, tangible and intangible property and assets necessary for the conduct of the Subject Business as such business is presently conducted and proposed to be conducted. To the knowledge of each of the Stockholders and the Company, all tangible properties and assets owned or leased by the Company are in satisfactory operating condition and repair, ordinary wear and tear excepted, have been maintained in accordance with reasonable business practice, and conform in ll material respects with all Applicable Laws.

  (d) Compliance with Private Authorizations.  The Disclosure Schedule sets
      --------------------------------------
forth a list of each material Private Authorization of the Company. The Company has obtained all Private Authorizations which are necessary for the ownership by it of its properties and the conduct of its business substantially as now conducted or as presently proposed to be conducted or which, if not obtained and maintained, could, in the aggregate, have a Material Adverse Effect on the Company. The Company is not in breach or violation of, and is not in default in the performance, observance or fulfillment of, any Private Authorization, and no event exists or has occurred, which constitutes, or but for any requirement of giving of notice or passage of time or both would constitute, such a breach, violation or default, under any Private Authorization, except for such defaults, breaches or violations, as do not and will not, in the aggregate, have a Material Adverse Effect on the Company. No material Private Authorization is the subject of any pending or, to the Company's knowledge, threatened attack, revocation or termination, except as set forth in the Disclosure Schedule

  (e) Compliance with Governmental Authorizations and Applicable Law.  The
      --------------------------------------------------------------
Disclosure Schedule contains a list of

     (i) all Legal Actions which are pending or in which the Company or its business, operations or, properties or, to the Company's knowledge, any of its officers or directors in connection therewith, is, or at any time since January 1, 1993 has been, engaged, or which involve, or at any time during such period involved, the business, operations or properties of the Company or, to the Company's knowledge, which are threatened or contemplated against the Company or its business, operations or properties, or its officers or directors, in connection therewith; and

     (ii) each Governmental Authorization which, if not obtained and maintained, could individually or in the aggregate, have any Material Adverse Effect on the Company (a "Material Governmental Authorization").

  No Material Governmental Authorization is the subject of any pending or, to the Company's knowledge, threatened attack, revocation, expiration or termination. Neither the Company nor, to the Company's knowledge, any officer or director, in connection with the business, operations and properties of the Company, is or at any time since January 1, 1993 has been

          (A) in breach or violation or, or in default in the performance of, or

          (B) charged with any such breach or violation of, or default under, or

          (C) to the Company's knowledge, threatened with or under investigation with respect to any such breach or violation of, or default under,

any Material Governmental Authorization or any Applicable Law, and no event exists or has occurred, which constitutes, or but for any requirement of giving of notice or passage of time or both would constitute, such a breach or violation of or default under any Material Governmental Authorization or any Applicable Law, or except as otherwise set forth in the Disclosure Schedule.

  (f) Intellectual Property.  The present and planned future conduct of business
      ---------------------
by the Company is not materially dependent upon any one or more patents, trademarks, trade names, service marks or copyrights. There are no Claims of any Person pertaining to any of the aforesaid, no proceedings have been instituted, are pending or, to the Company's knowledge, threatened which challenge the Company's rights in respect to any of the aforesaid, and, to the Company's knowledge, none of the aforesaid infringes upon or otherwise violates the rights of any other Person or is being infringed or violated by any other Person, except as set forth on the Disclosure Schedule. No licenses, sublicenses or agreements pertaining to any of the aforesaid are in effect, except as set forth in the Disclosure Schedule.

  (g) Related Transactions. The Disclosure Schedule sets forth a list of any
      --------------------
agreement or transaction between the Company and any of its officers, directors or stockholders, or any Affiliate of any thereof (other than for services as, or loans and advances in the ordinary course of business to, officers, and directors and dividends to stockholders), now existing or which, at any time since January 1, 1993, existed or occurred, including without limitation any providing for the furnishing of services to or by, providing for rental of property, real, personal or mixed, to or from, or providing for the lending or borrowing of money to or from or otherwise requiring payments to or from, any officer, director or stockholder, or any Affiliate of any thereof.

  (h) Insurance. The Disclosure Schedule sets forth a list of all insurance
      ---------
maintained by the Company, including those with respect to loss or damage by fire, theft, burglary, pilferage, loss in transit, explosion, hazards insured against by extended coverage, and hazards, risks and liability to persons and property, including larceny, embezzlement or other criminal misappropriation insurance and business interruption insurance. Each such policy of insurance is, to the knowledge of the Company, valid, binding and enforceable and in full force and effect. The Company is not in breach or violation of or in default under any such policy such as the insurer could cancel such policy or avoid payment thereunder.

  (i) Tax Matters. The Company has in accordance with all Applicable Laws filed
      -----------
all Tax Returns which are required to be filed, and has paid, or made adequate provision for the payment of, all Taxes which have or may become due and payable pursuant to said returns, all estimated Taxes due and payable and all other governmental charges and assessments received to date. The Tax Returns of the Company have been prepared in accordance with all Applicable Laws and generally accepted accounting principles applicable to taxation consistently applied. All Taxes which the Company is required by law to withhold and collect have been duly withheld and collected, and have been paid over, in a timely manner, to the proper Authorities to the extent due and payable. The Company has not executed any waiver to extend, or otherwise taken or failed to take any action that would have the effect of extending, the applicable statute of limitations in respect of any Tax liabilities of the Company for the fiscal years prior to and including the most recent fiscal year, except as otherwise set forth on the Disclosure Schedule. Adequate provision has been made on the most recent balance sheet forming part of the Financial Statements for all Taxes of any kind, including interest and penalties in respect thereof, whether disputed or not, and whether past, current or deferred, accrued or unaccrued, fixed, contingent, absolute or other, and to the

Company's knowledge, there are no transactions or matters or any basis which might or could result in additional Taxes of any material nature to the Company for which an adequate reserve has not been provided on such balance sheet. The Company has at all times since September 1, 1987 and will until the Closing be a corporation organized under Subchapter S of the Code. The Company is an accrual basis taxpayer for federal income tax purposes.

  (j) Employee Retirement Income Security Act of 1974. The Company has no
      ------------------------------------------------
current obligation to make any contribution to any Plans, except as set forth in the Disclosure Schedule. As to all Plans listed in the Disclosure Schedule, except as set forth on the Disclosure Schedule:

      (i) All Plans comply and have been administered in form and in operation with all Applicable Laws, except where the failure to so comply does not, in the aggregate, have a Material Adverse Effect on the Company, and the Company has not received any notice from any Authority to the effect that any Plan does not so comply.

     (ii) All Plans maintained by the Company that are or were intended to comply with Sections 401 and 501 of the Code have been the subject of favorable determination letters from the Service, and, to the Company's knowledge, no event has occurred which will or could give rise to disqualification of any such Plan under such sections or to a material tax liability under Section 511 of the Code.

    (iii) None of the assets of any Plan are invested in employer securities or employer real property.

     (iv) There have been no non-exempt "prohibited transactions" (as described in Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan and the Company has not otherwise engaged in any such prohibited transaction.

      (v) There have been no acts or omissions by the Company which have given rise to or may give rise to material unpaid fines, penalties, taxes or related charges under Sections 502(c), 502(i) or 4071 or ERISA or Chapter 43 of the Code for which the Company may be liable.

     (vi) There are no Claims (other than routine claims for benefits) pending or, to the Company's knowledge, threatened involving such Plans or the assets of such Plans except such Claims which do not, in the aggregate, have a Material Adverse Effect on the Company.

    (vii) As to any Plan which is subject to Title IV of ERISA, there have been no "reportable events" (as described in Section 4043 of ERISA), other than

  "reportable events" with respect to which notice has been waived pursuant to 29 C.F.R. Part 2615, and no steps have been taken to terminate any such Plan.

     (viii) All group health Plans of the Company have been operated in compliance with the group health plan continuation coverage requirements of
  Section 4980B(f) of the Code and Section 601 of ERISA to the extent such requirements are applicable except where the failure to so comply does not, in the aggregate, have a Material Adverse Effect on the Company.

       (ix) Actuarially adequate accruals for all obligations under the Plans are reflected in the most recent balance sheet forming part of the Financial Statements and such obligations include a pro rata amount of the contributions which would otherwise have been made in accordance with past practices for the Plan years which include the Closing Date.

        (x) Neither the Company nor, to its knowledge, any of its directors, officers, employees or any other fiduciary has committed any breach of fiduciary responsibility imposed by ERISA that would subject the Company to material liability under ERISA.

       (xi) No Plan which is subject to Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code had an accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of such Plan to which Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code applied, nor would have had an accumulated funding deficiency on such date if such year were the first year of such Plan to which Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code applied.

      (xii) No material liability to the PBGC (other than payment of insurance premiums) has been incurred by the Company with respect to any Plan.

     (xiii) The Company is not and never has been a party to any Multiemployer Plan or made contributions to any such plan.

  (k) Inapplicability of Specified Statutes.  The Company is not a "holding
      -------------------------------------
company," or a "subsidiary company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or an "investment company" or a company "controlled" by or acting on behalf of an "investment company", as defined in the Investment Company Act of 1940, as amended, or a "carrier" or a person which is in control of a "carrier", as defined in sections 10102 or 11301 of Title 49, U.S.C.

  (l) [Intentionally Omitted]

  (m) Employment Arrangements.  The Company has no obligation or liability,
      -----------------------
contingent or other, under any Employment Arrangement, other than those listed in the Disclosure Schedule. Except as set forth on the Disclosure Schedule, none of the employees of the Company are represented by any labor union or other employee collective bargaining organization or are parties to any labor or other collective bargaining agreement, and there are no pending grievances, disputes or controversies with any union or any other organization of such employees, or threats of strikes, work stoppages or any pending demands for collective bargaining by any union or organization, or, to the Company's knowledge, any active organizing or recruiting of such employees with respect to becoming members of any union or other employee or collective bargaining organization. The Company has performed all obligations required to be performed under all Employment Arrangements and is not in breach or violation of or in default or arrears under any of the terms, provisions or conditions thereof, except such as do not, in the aggregate, have a Material Adverse Effect on the Company.

  (n) Material Agreements. Listed on the Disclosure Schedule are all Material
      -------------------
Agreements relating to the ownership or operation of the business and property of the Company presently held or used by the Company or to which the Company is a party or to which it or any of its property is subject or bound. The Company has complied in all material respects with all of the terms and conditions of each Material Agreement and has not done or performed, or failed to do or perform (and there is no pending or, to the knowledge of the Company, threatened, Claim that the Company has not so complied, done and performed or failed to do and perform) any act, and the Company is not aware of any such noncompliance, nonperformance or failure on the part of any other Person to the Material Agreements.

  (o) Ordinary Course of Business. The Company from the end of its most recent
      ---------------------------
fiscal year to the date hereof, except as may be described on the Disclosure Schedule or as may be required by the terms of this Agreement:

      (i)   has operated its business in the ordinary course;

      (ii) has not sold or otherwise disposed of, or contracted to sell or otherwise dispose of, any of its properties or assets, other than inventory in the ordinary course of its business and nonmaterial amounts of machinery and equipment no longer needed in the operation or business or replaced with assets of like kind or better kind and quality;

      (iii) except in each case in the ordinary course of business has not incurred any Material obligations or liabilities;

      (iv) has not made any additions to its property or any purchases of machinery or equipment, except for normal maintenance and replacements;

         (v) has not discharged or satisfied, any Lien or paid any obligation or liability (absolute or contingent) other than current liabilities or obligations under contracts then existing or thereafter entered into in the ordinary course of business, and commitments under leases of real property existing on that date or incurred since that date in the ordinary course of business;

        (vi)  has not committed or suffered to exist any Act of Bankruptcy;

       (vii) has not materially increased the compensation payable or to become payable to any of its officers, employees, advisers, consultants, salesmen or agents, has not otherwise altered, modified or changed in any material respect the terms of their employment or engagement, and has not entered into new employment arrangements, other than in the ordinary course of business and on terms and conditions substantially consistent with prior practices;

       (viii) has not suffered any material damage, destruction or loss (whether or not covered by insurance) or any acquisition or taking of property by any Authority;

         (ix) has not amended in any material respect, terminated or entered into or become (or permit any of its property to be) bound by or subject to any Governmental Authorization, Private Authorization, Material Agreement, Employment Arrangement or Plan or any transaction with any Affiliate;

          (x) has not done any act or failed to do any act, if such act or failure to act might result in the expiration, revocation, suspension or modification of any of its Material Governmental or material Private Authorizations;

         (xi) has not issued, sold or purchased or agreed to issue, sell or purchase any shares of capital stock or any Convertible Securities or Option Securities;

        (xii) has not declared, made or paid or agreed to declare, make or pay, any Distribution; and

       (xiii) has not entered into any other transaction or series of related transactions or suffered any change which individually or in the aggregate is Material to the Company.

   (p)   Broker or Finder. No Person assisted in or brought about the
         ----------------
negotiation of this Agreement or the subject matter of the transactions contemplated hereby in the capacity of broker, agent or finder or in any similar capacity on behalf of the Company or any of the Stockholders other than BSC, and, except for the fees and expenses of BSC, neither any Stockholder nor the Company has incurred any brokers, finders or similar fees or commissions payable with respect to the transactions contemplated by this Agreement.

   (q)   Environmental Protection.
         -------------------------

       (i) Except as set forth in the Disclosure Schedule, (A) the Company has obtained all Governmental Authorizations (including without limitation all Environmental Permits) and made all Governmental Filings which are required to be obtained by the Company for the ownership of its property, facilities and assets and the operation of its businesses under all Environmental Laws, except where the failure to obtain such Authorizations or to make such filings would not, individually or in the aggregate, have a Material Adverse Effect on the Company, (B) the Company is and at all times since January 1, 1993 has been in compliance with the terms and conditions of all such required Governmental Authorizations and all Environmental Requirements, except where the failure to so be in compliance, does not, in the aggregate, have a Material Adverse Effect on the Company, and (C) the Company is not the subject of or, to the Company's knowledge, threatened with any Legal Action involving a demand for damages or other potential liability with respect to violations or breaches of any Environmental Requirement, except for such Legal Actions which, if determined adversely, would not, in the aggregate, have a Material Adverse Effect on the Company.

      (ii) There have not been any past or present events, activities, practices, incidents, actions or plans of the Company, which constitute a breach of any Environmental Requirements or which may interfere with or prevent continued compliance with all Environmental Requirements or which may give rise to any common law, statutory or other legal liability, or otherwise form the basis of any Claim, clean-up cost, fine, penalty or assessment based on or related to the transportation, transmission, gathering, processing, distribution, use, treatment, storage, disposal or handling. or the emission, discharge, release or threatened emission, discharge or release into the environment of any pollutant, contaminant, hazardous or toxic material, substance or waste with respect to the Company or its business, operations or property which have, in the aggregate for all of the aforesaid, a Material Adverse Effect on the Company.

     (iii) The Company has not stored or disposed of (or engaged in the business of storing or disposing) or released or caused the release of any hazardous waste, contaminants, oil, radioactive or other material thereon, the removal of which is required or the maintenance of which is prohibited or penalized by any Environmental Laws. All real property leased by the Company is free from any such hazardous waste, contaminants, oil, radioactive and other materials owned or used by the Company.

   (r)   Accounts Receivable.  All of the accounts receivable of the Company are
         -------------------
properly reflected in the Financial Statements and are, subject to the allowance for doubtful accounts set forth therein, valid and enforceable claims, subject to no set-off or counterclaim, and are collectible in the ordinary course of business at least to the extent, in the aggregate, as reflected.

   (s)  Inventories.  Except as disclosed in the Disclosure Schedule, (i) the
        -----------
inventories of the Company are properly reflected in the Most Recent Balance Sheet and are of a quality and quantity saleable in the ordinary course of business of the Company at prevailing market prices, are priced at the lower of cost (first in, first out) or market and (ii) the values of the inventories stated in the Financial Statements reflect the Company's normal inventory valuation policies and were determined in accordance with generally accepted accounting principles consistently applied.

   (t)  Records and Books.  Except as disclosed in the Disclosure Schedule, (i)
        -----------------
the minute books of the Company accurately record all corporate action taken by the stockholders and boards of directors and committees thereof from the date of organization through the date hereof, and (ii) the stock transfer ledgers or record books of the Company completely and accurately set forth all transfers of the Company's capital stock from the date of organization through the date hereof.

   (u)  Disclosure of Material Information.  Neither this Agreement (including
        ----------------------------------
the Schedules and Exhibits hereto) nor any document, certificate or instrument furnished in connection herewith, when taken in their entirety, contains, with respect to the Company, or any Stockholder, any untrue statement of a material fact or omits to state a material fact necessary to made the statements therein not misleading; provided, however, that it is agreed that this representation and warranty shall not be deemed to apply to the confidential placement memorandum dated January, 1995 prepared by the Company and distributed by BSC.

   Each Stockholder severally and not jointly represents and warrants that:

   (1) He has adequate power and authority and all necessary Governmental Authorizations and Private Authorizations in order to enable him to execute and deliver, and to perform his obligations under, this Agreement and each other agreement, instrument and document executed or required to be executed pursuant hereto or thereto, and the execution, delivery and performance of this Agreement and each other agreement, instrument and document executed or required to be executed pursuant hereto or thereto have, or on or prior to the Closing Date will have, been duly executed and delivered;

   (2) This Agreement constitutes, and each other agreement, instrument and document executed or required to be executed pursuant hereto or thereto when executed and delivered by him will constitute, his valid and binding obligations, enforceable in accordance with its respective terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors' or secured parties' rights or debtors' obligations generally, (b) the availability of specific performance or other equitable remedies may be limited by equitable principles of general applicability (whether in a court of law or in equity), and (c) the indemnification provisions with respect to securities law matters may be limited by applicable securities laws or principles of public policy.

   (3) He owns and has good, indefeasible and merchantable title to the shares of Common Stock set forth opposite his name on the Disclosure Schedule (including the Redemption Shares set forth on Schedule 2 hereto), free and clear
                                              ----------
of all Liens, puts, calls, options, pre-emptive rights, stockholder agreements and voting rights, except as otherwise set forth in the Disclosure Schedule;

   (4) After giving effect to the consummation of the transactions contemplated bv this Agreement, as of the Closing Date, he will be Solvent; and

   (5) Except as set forth in the Disclosure Schedule, neither the execution and delivery of this Agreement or any agreement, instrument or other Agreement executed or required to be executed pursuant hereto or thereto, nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof by him:

          (x) will conflict with, or result in a breach or violation of, or constitute a default under, any Applicable Law on his part or will conflict with, or result in a breach or violation of, or constitute a default in the performance, observance or fulfillment of, or a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of giving of notice or passage of time or both would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any material agreement to which he is a party or by which he or his property is bound,

          (y) will result in or permit the creation or imposition of any Encumbrance upon any of his property or assets, or

          (z) will require any Governmental Authorization or Governmental Filing, except pursuant to the HSR Act.

   (6) He is acquiring the Note acquired by him under Section 2 above for investment and not with a view to the distribution thereof in violation of the Securities Act.

   SECTION 5.   Representations, Warranties and Covenants of the Purchasers.
                -----------------------------------------------------------
Each Purchaser, acting severally and not jointly, hereby represents, warrants, covenants and agrees to and with the Company and each Stockholder as follows:

   (a) Organization and Business; Power and Authority; Effect of Transaction;
       ----------------------------------------------------------------------
Ordinary Course of Business
- ---------------------------

     (i) Each Purchaser (A) is a partnership validly existing and in good standing under the laws of the Commonwealth of Massachusetts or, in the case of BSC, a corporation validly existing and in good standing under the laws of [the State of Delaware], and (B) has all requisite power and authority (corporate partnership and other) to own or hold under lease the properties which it proposes to own or hold under lease and to conduct its business as presently proposed to be conducted, and has in full force and effect all Governmental Authorizations and Private Authorizations and has made all Governmental Filings, to the extent required for such ownership or lease of its property and conduct of its business.

       (ii) Each Purchaser has all requisite power and authority (corporate partnership and other) and has in full force and effect all Governmental Authorizations and Private Authorizations in order to enable it to execute and deliver, and to perform its obligations under, this Agreement and each agreement instrument or other document executed or required to be executed pursuant hereto or thereto, and the execution, delivery and performance of this Agreement and each agreement, instrument or other document executed or required to be executed pursuant hereto or thereto have been duly authorized bv all requisite partnership or other action. This Agreement has been duly executed and delivered by each Purchaser and constitutes, and each agreement, instrument and other document executed or required to be executed pursuant hereto or thereto when executed and delivered by each Purchaser will constitute, legal, valid and binding obligations of such Purchaser, enforceable in accordance with their respective terms, except as (A) the enforceability thereof may be limited by bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other laws of general applicability affecting the enforcement of creditors' or secured parties' rights or debtors' obligations generally, (B) the availability of specific performance or other equitable remedies may be limited by equitable principles of general applicability (whether such matter is considered in a proceeding at law or in equity), and (C) the indemnification provisions with respect to securities law matters may be limited by applicable securities laws or principles of public policy.

      (iii) Neither the execution and delivery of this Agreement or any agreement, instrument or other document executed or required to be executed pursuant hereto and thereto, nor the consummation of of the transaction herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof by any Purchaser:

          (A) will conflict with, or result in a breach or violation of, or constitute a default under, any Applicable Law on the part of such Purchaser or any such other party or will conflict with, or result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of giving of notice or passage of time or both would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any material agreement to which Purchaser is a party or by which it or its property is bound;

       (B) will result in or permit the creation or imposition of any Lien upon any property now owned or leased by such Purchaser, or

       (C) will require any Governmental Authorization or Governmental Filing or Private Authorization, except as applicable securities laws may apply to compliance by such Purchaser with the provisions of the Registration Rights Agreement and pursuant to the HSR Act.

   (b)  Investment.
        ----------

        (i) Each Purchaser is acquiring the Securities for its own account for investment and not with a view to, or for sale in connection with, any transaction which would constitute, a distribution within the meaning of the Securities Act.

       (ii) Each Purchaser understands that none of the Securities have been registered under the Securities Act or the securities laws of any state, and in the absence of such registration (or an exemption therefrom), it may be required to hold the Securities for an indefinite period of time; that the exemptions from registration under the Securities Act provided by Rule 144 promulgated thereunder are not presently available and may not necessarily be available, to it; and that even if available, such rule may permit resales of the Securities only in limited amounts and upon compliance with the terms and conditions of such rule.

      (iii) Each Purchaser (A) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of this investment in the Securities; (B) is able to bear the complete loss of its investment in the Securities; and (C) has had the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the offering of the Securities and to obtain additional information.

       (iv) Each Purchaser acknowledges and agrees that until such time as it is no longer required under the Securities Act and the rules and regulations thereunder, the certificates representing the Preferred Shares and the Common Shares shall bear a legend referencing the Securities Act.

        (v) Each Purchaser is a financial institution or institutional buyer or broker-dealer within the meaning of Section 402(b)(8) of chapter 110A of the General Laws of Massachusetts.

   (c)  Financial Capacity. Each Purchaser has the financial capacity and
        ------------------
ability to consummate the transactions contemplated by this Agreement. As of the execution and delivery of this Agreement, and after giving effect to the consummation of the transactions contemplated by this Agreement, each Purchaser is and, as of the Closing Date, will be Solvent.

   (d) Broker or Finder. No Person assisted in or brought about the negotiation
       ----------------
of this Agreement or the subject matter of the transactions contemplated hereby in the capacity of broker, agent or finder or in any similar capacity on behalf of any of the Purchasers and none of the Purchasers has incurred any broker's, finder's or similar fees or commissions payable with respect to the transactions contemplated by this Agreement.

   (e) Financing.  The Summit Purchasers, jointly and severally, represent and
       ---------
warrant that the New Company Debt will be obtained from non-affiliated lenders on commercially reasonable terms or, if not obtained from such sources, will be provided by the Summit Purchasers or their Affiliates in an amount not less than $16,000,000, including the Working Credit Line, on such commercially reasonable terms or other terms reasonably satisfactory to the Company.

   SECTION 6.  Covenants.  The Company and each of the Stockholders hereby agree
               ---------
with each Purchaser to keep, perform and fully discharge the following covenants and agreements:

   (a) Interim Conduct of Business.  From the date hereof until the Closing, the
       ---------------------------
Company shall operate its business as a going concern consistent with prior practice and in the ordinary course of business. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, except for transactions contemplated by this Agreement or contemplated by matters set forth in the Disclosure Schedule or expressly approved in writing by the Summit Purchasers, the Company shall not:

        (i) enter into or amend any employment, bonus, severance or retirement contract or arrangement, or increase any salary or other form of compensation payable or to become payable to any executive or employee other than in the ordinary course of business consistent with past practices and other than salary increases for employees of the Company who are not Stockholders and whose current salary is less than $75,000 per annum; notwithstanding this clause (a)(i), payments provided for in the Company's bonus plan for fiscal year 1995, as heretofore furnished to the Purchasers, will be made as contemplated;

       (ii) purchase, lease or otherwise acquire any real estate or any interest therein;

      (iii) declare, set aside or pay any dividend or make any other distribution with respect to any Equity security of the Company (other than dividends and distributions to Stockholders to fund taxes on their allocable share of S Corporation income within a reasonable period prior to the time those taxes are due and payable);

       (iv) merge or consolidate with or agree to merge or consolidate with, or purchase or agree to purchase all or substantially all of the assets of, acquire securities of or otherwise acquire, any Person;

        (v) sell, lease or otherwise dispose of or agree to sell, lease or otherwise dispose of any of its assets, properties, rights or claims, whether tangible or intangible, except in the ordinary course of business consistent with prior practice;

       (vi) authorize for issuance, issue, sell or deliver any of of its equity securities;

      (vii) split, combine or reclassify any class of equity security or redeem or otherwise acquire, directly or indirectly, any of its equity securities;

     (viii) incur any liability, guaranty or obligation (including without limitation for money borrowed) (fixed or contingent) other than in the ordinary course of business consistent with prior practice;

       (ix) place or permit to be placed any Lien on any of its assets or properties, other than statutory Liens arising in the ordinary course of business;

        (x) make or authorize any amendments or changes to its corporate charter or By-Laws not approved in writing by the Summit Purchasers;

       (xi) make any investment in excess of $100,000, whether singly or in the aggregate, in property, plant and equipment and other items of capital expenditure; or

      (xii) accelerate receivables or delay or postpone payment of any accounts payable or other liability, except in the ordinary course of business consistent with prior practice.

        (b) Disclosure Supplements. From time to time prior to the Closing, the
            ----------------------
Company and the Stockholders will supplement or amend the Disclosure Schedule hereto with respect to any matter hereafter arising which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in any such Schedule or which is necessary to complete or correct any information in any such Schedule or in any representation or warranty of the Company and the Stockholders which has been rendered inaccurate thereby. For purposes of determining the satisfaction of the conditions set forth in Section 7 hereof, no such supplement or amendment shall be given effect.

   SECTION 7. Closing Conditions
              ------------------

     The obligations of each Purchaser and each Stockholder to consummate the transactions contemplated by this Agreement are subject the truth, accuracy and completeness in all material respects of the certificates to be furnished to it pursuant to the provisions of this Section, and to the condition that all agreements, certificates, opinions, letters and other documents and all corporate and other matters incident to the transactions contemplated by this Agreement shall be reasonably satisfactory in form, scope and substance to such party and its counsel, and that such party shall have received all information and copies of all documents, including records of corporate proceedings, which it or its counsel may reasonably request in connection therewith, such documents, where appropriate, to be certified by proper corporate officers or Authorities, and to the satisfaction in all material respects on the Closing Date of the following further conditions, except to the extent that any such condition may have been waived in writing by such party at or prior to the Closing Date.

     (a) Conditions of the Purchasers and the Stockholders.
         -------------------------------------------------

         (i)   No Opposition. No Legal Action or other Claim shall be pending on
               -------------
     the Closing Date before or by any Authority seeking to restrain or prohibit the consummation of the transactions contemplated hereby.

        (ii)   Representations and Covenants.  The representations, warranties,
               -----------------------------
     covenants and agreements of the other party (which in the case of the Purchasers shall mean the Company and the Stockholders) contained in this Agreement or otherwise made in writing by it or on its behalf pursuant hereto or otherwise made in connection with the transactions contemplated hereby shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made on and as of such date except those which speak as of a certain date which shall continue to be true and correct as of such date in all material respects on the Closing Date, each and all of the agreements and conditions to be performed or satisfied by the other party hereunder at or prior to the Closing Date shall have been duly performed or satisfied in all material respects, and each party shall have furnished the other party with such certificates and other documents evidencing the truth of such representations, warranties, covenants and agreements and the performance of such agreements or conditions as any such other party shall have reasonably requested.

       (iii)   HSR Act. The filing and waiting period requirements under the HSR
               -------
     Act relating to the consummation of the transactions contemplated by this Agreement shall have been complied with.

        (iv)   Consents and Modifications, Governmental and Private
               ----------------------------------------------------
     Authorizations. The Company shall have obtained consents to the assignment
     --------------
     and continuation of all Material Agreements, if any, listed in the Disclosure Schedule as requiring such consents .

         (v)   Other Agreements.  The Stockholders, the Company and the
               ----------------
     Purchasers shall have executed and delivered to one another (A) a Shareholders' Agreement substantially in the form of Exhibit C hereto and
                                                          ---------
     (B) a Registration Rights Agreement substantially in the form of Exhibit D
                                                                      ---------
     hereto. The Company and each of the persons named therein shall have executed and delivered to one another employment agreements substantially in the form of Exhibit E hereto. Melvin Aronson shall enter into a Non-Competition Agreement substantially in the form of Exhibit H hereto.
                                                        ---------

     (b)  Conditions of the Purchasers.
          ----------------------------

         (i)   Opinions of Counsel. Each Purchaser shall have received favorable
               -------------------
     opinions, dated the Closing Date, of Sullivan & Worcester, counsel for the Company and the Stockholders, in form reasonably acceptable to the Purchasers and their counsel.

        (ii)   No Material Adverse Change. As of the Closing Date, there shall
               --------------------------
     not have occurred and be continuing any Material Adverse Change affecting the Company.

       (iii)   Instruments of Consummation. The parties hereto shall have
               ---------------------------
     delivered the instruments required to be delivered under Sections 1 and 2 above.

        (iv)   Certain Matters Relating to Leases. The Lease and Agreement
               ----------------------------------
     between GBA Realty Corp. and the Company dated August 1, 1993 shall have been amended on terms reasonably acceptable to the Purchasers. The Lease Agreement between the Company and Suburban Grayson Atlatna Partnership dated August 1, 1986, as amended, shall have been amended so as to extend the term thereof until August 4, 2006.

         (v)   Termination of Certain Agreements. Each of the Redemption
               ---------------------------------
     Agreement dated August 17, 1993 by and among Herbert Gray, Melvin Aronson, Donald Benovitz, Stephen Aschettino and Patrick Bohan, the Shareholder Agreement dated August 17, 1993 by and among the Company and Messrs. Gray, Aronson, Benovitz, Aschettino, the Voting Agreement dated as of February 27, 1987 by and among the Company and Messrs. Gray and Benovitz, and the employee stock options for the benefit of Messrs. Benovitz, Bohan and Aschettino shall have been terminated, effective prior to the Closing.

     (c)  Conditions of the Stockholders.
          ------------------------------

         (i)   Opinions of Counsel. The Stockholders shall have received
               -------------------
     favorable opinions, dated the Closing Date, of Hutchins, Wheeler & Dittmar, A Professional Corporation, and counsel for BSC in form reasonably acceptable to the Stockholders and their counsel.

       (ii) New Company Debt.  The New Company Debt and the Working Credit Line
            ----------------
     shall have been obtained.

      (iii) Incentive Stock Option Plan. The Company shall have established an
            ---------------------------
     Incentive Stock Ownership Plan (the "ISOP") substantially in the form of Exhibit F hereto and options shall have been granted thereunder with
     ---------
     respect to an aggregate of four thousand (4,000) shares (after giving effect to the stock dividend described in Section 1(g)) to those persons and for the number of shares of Common Stock set forth on Schedule 7(c)
                                                               -------------
     attached hereto, which options shall be evidenced by option agreements substantially in the form of Exhibit G attached hereto.
                                  ---------

     SECTION 8.  Indemnification
                 ---------------

     (a) Survival of Representations and Warranties.  The parties hereto agree
         ------------------------------------------
to shorten the applicable period of limitation of claims made under representations and warranties, and for that purpose each and every such representation and warranty set forth in this Agreement (including any certificates furnished in connection therewith) shall survive until the earlier of (a) ten days after the receipt by the Purchasers of the audited financial statements of the Company for the fiscal year ending August 31, 1996 and (b) December 15, 1996, except with respect to (i) the representations and warranties set forth in Sections 4(l), 4(p), 4(3) and 5(b), which shall survive the Closing for the applicable period of limitation; and (ii) the representations and warranties set forth in Section 4(i), which shall survive the Closing until the first to occur of (x) the expiration of the statute of limitations (and any extensions thereof) applicable to the Tax in respect of which indemnification is being sought without the assertion of a deficiency in respect thereof by the applicable governmental entity, or (y) the completion of the final audit and determination by the applicable governmental entity with respect to such Tax and final disposition of any deficiency resulting therefrom. From and after the applicable period of survival with respect to such respective representations and warranties of the Company, Stockholders and the Purchasers, none of the Stockholders, Company or the Purchasers or any Affiliate of the Stockholders or the Purchasers shall have any liability whatsoever with respect to any such representation or warranty, except for breaches as to which any party shall have notified the other party prior to such date. This Section 8.1 shall have no effect upon any other obligation of the parties hereto, whether to be performed before or after the Closing Date.

     (b) Indemnification by Stockholders.  Each Stockholder hereby agrees,
         -------------------------------
jointly and severally, to indemnify, defend and hold each Purchaser, its officers, directors, employees, owners, agents and Affiliates, harmless from and in respect of any and all losses, damages, costs and expenses of any kind and nature whatsoever (including, without limitation, interest and penalties, reasonable expenses of investigation and court costs, reasonable attorneys' fees and disbursements and the reasonable fees and disbursements of other professionals) which may be sustained or suffered by any of them (collectively, "Losses"), arising out of or resulting from any breach or inaccuracy of any representation or warranty or the breach of or failure to perform any warranty, covenant, undertaking or other agreement of the Company or such Stockholder contained in this Agreement or any other document or instrument executed in connection therewith; provided, however, that in the
                                             --------  -------
event the transactions contemplated by this Agreement are consummated, the maximum liability of the Stockholders hereunder or otherwise with respect to such representations, warranties, covenants, undertakings, or other agreements contained in this Agreement and under the Subordinated Debenture Agreement shall not exceed $2,500,000; and provided further, however, that the obligations of
                           -------- -------
the Stockholders pursuant to this Section 8(b) shall first be satisfied by set offs against the Notes in accordance with Section 8(f) below before any claim shall be made against the Stockholders. For all purposes of this Section 8, "Losses" for breach of any representation, warranty or covenant contained in this Agreement shall be determined without giving effect to any qualification or limitation in such representation, warranty or covenant as to materiality or Material Adverse Effect.

     (c) Indemnification by the Purchasers.  Each Purchaser hereby agrees to
         ---------------------------------
indemnify, defend and hold each Stockholder, the Company, its officers, directors, employees, consultants, owners, agents and Affiliates, harmless from and in respect of any and all Losses which may be sustained or suffered by any of them arising out of or resulting from any breach or inaccuracy of any representation or warranty of such Purchaser or the breach of or failure to perform any warranty, covenant, undertaking or other agreement of such Purchaser contained in this Agreement or any other document or instrument executed in connection herewith; provided, however, that in the event the transactions
                     --------
contemplated by this Agreement are consummated, the maximum aggregate liability of the Purchasers hereunder or otherwise with respect to such representations, warranties, covenants, undertakings or other agreements contained in this Agreement and under the Subordinated Debenture Agreement shall not exceed $2,500,000.

     (d) Minimum Indemnification.  Notwithstanding anything to the contrary
         -----------------------
contained herein, no party hereto shall be entitled to recover from any other party unless and until the total of all claims for indemnity or damages with respect to any inaccuracy or breach of any such representations or warranties other than those contained in Sections 4(l), 4(p), 4(3) and 5(b) above or breach of or default in the performance of any covenants, undertakings or other agreements, whether such claims are brought under this Section 8 or otherwise, exceeds $300,000, and then only to the extent such claims exceed $150,000.

     (e) Notice and Opportunity to Defend.  If there occurs an event which a
         --------------------------------
party asserts is an indemnifiable event pursuant to Section 8(b) or 8(c), the parties seeking indemnification shall promptly notify the other parties obligated to provide indemnification (collectively, the "Indemnifying Party"). If such event involves (i) any Claim or (ii) the commencement of any action, suit or proceeding by a third person, the party seeking indemnification will give such Indemnifying Party prompt written notice of such Claim or the commencement of such action, suit or proceeding; provided, however, that the
                                                 --------  -------
failure to provide prompt notice as provided herein will relieve the Indemnifying Party of its obligations hereunder only to the extent that such failure prejudices the Indemnifying Party hereunder. Such notice shall summarize the basis for the claim and any claim of liability being asserted by a third party. In case any such action, suit or proceeding shall be brought against any party seeking indemnification and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that it desires to do so, to assume the defense thereof, with counsel reasonably satisfactory to such party seeking indemnification and, after notice from the Indemnifying Party to such party seeking indemnification of such election so to assume the defense thereof, the Indemnifying Party shall not be liable to the party seeking indemnification hereunder for any attorneys' fees or any other expenses, in each case subsequently incurred by such party, in connection with the defense of such action, suit or proceeding. The party seeking indemnification agrees to cooperate fully with the Indemnifying Party and its counsel in the defense against any such action, suit or proceeding. In any event, the party seeking indemnification shall have the right to participate at its own expense in the defense of such action, suit or proceeding. In no event shall an Indemnifying Party be liable for any settlement or compromise effected without its prior consent, which consent shall not unreasonably be withheld, delayed or conditioned.

     (f) Set-Off.  If a claim for indemnification is made by a Purchaser as the
         -------
Indemnified Party under this Section 8, then to the extent Notes remain outstanding, such Purchaser shall be obligated to cause the Company to withhold on a pro rata basis in accordance with the original principal amounts thereof
     --- ----
the amount of such claimed indemnify from the amount of any payments otherwise due under the Notes up to an aggregate amount of $2,500,000 for all of the Purchasers. Such Purchaser shall give written notice to the Stockholders of its claim specifying the amount and the nature of the claim. Any amounts so withheld shall be held in a separate interest-bearing account reserved for such purpose pending resolution of such claim for indemnity. If such Purchaser prevails upon final determination of such claim, the Company shall reduce the principal of the Notes or any interest payments or payment of principal thereunder, at Purchaser's election, by the amount to which it is entitled hereunder up to an aggregate amount of $2,500,000. Notwithstanding the foregoing, the Purchasers may (i) cause the Company to collect from the Stockholders legal damages to the extent the aggregate principal amount of the Notes outstanding is less than $2,500,000; provided, however, that in no event shall the aggregate liability of the Stockholders, through the payment of legal damages and set off against Notes exceed $2,500,000; (ii) nothing herein shall prevent the Company from seeking equitable relief in the event a Stockholder breaches a covenant or undertaking contained herein; and (iii) nothing herein shall be deemed to prevent the Purchasers or the Company from pursuing remedies in tort.

     SECTION 9.  Definitions.
                 -----------

     As used herein, except as otherwise specifically set forth below in this Section or unless the context otherwise requires, the terms (or any variant in the form thereof) set forth in Schedule A attached hereto and made a part hereof with the same force and effect as though set forth hereafter in its entirety have the respective meanings set forth in Schedule A. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa, and the reference to any gender shall be deemed to include all
    ----------
genders. Unless otherwise defined or the context otherwise clearly requires, terms for which meanings are provided herein shall have such meanings when used in the Disclosure Schedule and each, agreement, notice, certificate, communication, opinion or other document executed or required to be executed pursuant hereto or thereto or otherwise delivered, from time to time, pursuant hereto or thereto.

     SECTION 10.  Miscellaneous.
                  -------------

     (a) Nature of Representations and Warranties.  The parties shall not be
         ----------------------------------------
liable or bound in any manner by expressed or implied representations, warranties, covenants, conditions, agreements or indemnifications pertaining to the subject matter of this Agreement, or any other matter whatsoever, made or furnished by any officer, director, employee, stockholder, attorney, principal, controlling person, agent or other person representing or purporting to represent one of the parties unless such representations, warranties, covenants, conditions, agreements or indemnifications are expressly and specifically set forth herein or in any schedule, exhibit or other document expressly made a part hereof or in any agreement, instrument, certificate or other document delivered pursuant to the provisions hereof or thereof. The representations, warranties, covenants, agreements and indemnifications of the parties shall not be deemed waived or otherwise affected by any investigation made by or on behalf of any party hereto.

     Certain of the representations and warranties are made "to the knowledge" of a particular party. The parties hereto agree that the meaning of such expression shall in all cases be understood as comprising actual knowledge and belief of the party making such representations and warranties or any executive officer of such party after a reasonable investigation thereof under the circumstances, provided that the "knowledge of the Company" shall be deemed to include the knowledge of the Stockholders.

     (b) Entire Agreement. This Agreement (which term, unless the context
         ----------------
otherwise specifically requires, includes any exhibits or schedules hereto including without limitation the Disclosure Schedule and all agreements, instruments, financial statements, opinions, or other documents and certificates delivered pursuant hereto or thereto) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements, commitments, covenants, promises, conditions, understandings, inducements, representations and negotiations, expressed or implied, written or oral, between or among them as to such subject matter, including without limitation any so-called "letters of intent" but excluding any confidentiality agreements with respect thereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

     (c) Rights and Remedies. Anything in this Agreement to the contrary
         -------------------
notwithstanding, upon any termination of this Agreement each party shall be entitled to actual damages only and in no event to incidental, consequential or punitive damages, measured by loss of anticipated profits or otherwise. This Agreement is not intended to limit or abridge any rights of any party which may exist apart from this Agreement. The rights and remedies of the parties under this Agreement are cumulative and are not in lieu of, but are in addition to, any other rights and remedies which the parties shall have under or by virtue of any Applicable Law, or in equity, or any other agreement or obligation between or among the parties or any of them.

     (d) Expenses.  If the transactions contemplated hereby do not close, each
         --------
party shall pay its own expenses. If the transactions contemplated hereby are consummated, (i) each of (A) the Company and (B) the Stockholders shall pay 50% of the fees and expenses of BSC, (ii) the Company shall pay all reasonable costs and expenses of the Summit Purchasers, and (iii) the Company shall pay the costs and expenses of the Stockholders, exclusive of costs and expenses referred to in
(i) above.

     (e) Termination.  Anything contained in this Agreement to the contrary
         -----------
notwithstanding, this Agreement may be terminated:

          (i) By mutual agreement of the Summit Purchasers and the Stockholders; or

         (ii) By any Summit Purchaser or any Stockholder, if, other than as a result of a breach or violation of or default under this Agreement by the terminating party, the Closing shall not have occurred on or before July 19, 1995; or

        (iii) By the Stockholders upon notice to each Purchaser if (a) a condition to the performance of the Stockholders set forth in Section 7 hereof shall not be fulfilled at the time specified for the fulfillment thereof, (b) a material default under or a material breach of this Agreement shall be made by a Purchaser or (c) any representation or warranty set forth in this Agreement or in any instrument delivered by a Purchaser pursuant hereto shall be materially false or misleading; or

         (iv) By any Summit Purchaser by notice to the Company if (x) a condition to the performance of such Summit Purchaser set forth in Section 7 hereof shall not be fulfilled at the time specified for the fulfillment thereof,
(y) a material default under or a material breach of this Agreement shall be made by the Company or the Stockholders or (z) any representation set forth in this Agreement or in any instrument delivered by the Company or the Stockholders pursuant hereto shall be materially false or misleading.

          (v) By any party, if, other than as a result of a breach or violation of or default under this Agreement by the terminating party which resulted therein, an Authority of competent jurisdiction shall have issued a Governmental Order (which Order the parties hereto shall use their reasonable business efforts to lift or reverse), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order shall have become a final order.

     Written notice setting forth the reasons for any termination (other than pursuant to paragraph (i)) shall be given by the terminating party to each other party, and the party receiving the same shall have seven (7) days within which to cure the default specified in such notice.

     If this Agreement shall be terminated as herein set forth, all parties hereto agree that they will remain obligated under, and will comply with, the provisions of Sections (3)(a) (to the extent therein provided) and 3(c) and there shall continue any liability which would otherwise exist hereunder for any breach or violation of or default under this Agreement, including without limitation a refusal or failure to perform obligations, covenants or agreements to be preformed on or prior to the Closing Date and any breach of or any erroneous or untrue representation and warranty. Except as set forth in this paragraph, upon the termination of this Agreement, it shall become void and have no further force and effect, and there shall be no liability hereunder on the part of any party or any of its respective officers, directors, employees, agents, stockholders, controlling persons or principals.

     (f) Waivers; Amendments.  Anything in this Agreement to the contrary
         -------------------
notwithstanding, amendments to and modifications of this Agreement may be made, require consents and approvals may be granted, compliance with any term, covenant, agreement, condition or other provision set forth herein may be omitted or waived, and misrepresentations and breaches of warranties may be waived, either generally or in a particular instance and either retroactively or prospectively with, but only with, the written consent of the party or parties entitled to the benefit thereof; provided, however, that no such written consent, unless it, by its own terms, explicitly provides to the contrary shall be construed to effect a continuing waiver or consent and no such waiver in any instance shall constitute a waiver or consent in any other instance or for any other purpose or impair the right of the party against whom such waiver or consent is claimed in all other instances or for all other purposes to require full compliance with this Agreement.

     Except when a specific time period is set forth within which period a right or remedy must be exercised, (i) no delay on the part of any party at any time or times in the exercise of any right or remedy shall operate as a waiver thereof, and (ii) the failure of a party hereto at any time or times to insist upon strict compliance with any term, covenant, agreement, condition or other provision or to exercise any right or remedy with respect to such failure or to require performance of any thereof shall in no manner affect its right at a later time to enforce the same or constitute a waiver of any such term, covenant, agreement, condition or other provision or any breach or default in connection therewith.

     Whenever any provision of this Agreement provides for the consent or approval of one party as a condition to some action or omission to act of the other party, such consent or approval shall not be unreasonably withheld, delayed or conditioned.

     (g) Assignment; Successors and Assigns.  This Agreement shall not be
         ----------------------------------
assignable by any party without the prior written consent of the others, provided that the Purchasers may assign their rights under Section 7 to any senior lender to the Company. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and permitted assigns, including, without limitation, successors by operation of law pursuant to any merger, consolidation or sale of assets involving any of the parties. Nothing in this Agreement expressed or implied is intended to and shall not be construed to confer upon or create in any person (other than the parties hereto and their permitted successors and assigns and the Persons named in Section 3(d) any rights or remedies under or by reason of this Agreement, including without limitation any rights to enforce this Agreement.

     (h) Notices.  All notices and other communications which by any provision
         -------
of this Agreement are required or permitted to be given shall be given in writing and shall be (i) mailed by first-class or express mail, postage prepaid,
(ii) sent by telex, telegram, telecopy or other form of rapid transmission, confirmed by mailing (by first class or express mail, postage prepaid) written confirmation at substantially the same time as such rapid transmission, or (iii) personally delivered to the receiving party (which if other than an individual shall be an officer or other responsible party of the receiving party). All such notices and communications shall be mailed, sent or delivered to it at the address set forth below or to such other telex or facsimile number(s) or address(es) as the party entitled to receive any such communication or notice may have designated by written notice to the other parties as follows:

     If to the Company or any Stockholder:

          Suburban Ostomy Supply Co., Inc.
          75 October Hill Road
          Holliston, MA  01746
          Attention: Herbert Gray, Chairman, and
                  Stephen Aschettino, Vice President
                  and Chief Financial Officer
          Facsimile: (508) 429-6669

with a copy to each other party and to:

          Sullivan & Worcester
          One Post Office Square
          Boston, MA 02109
          Attention: Norman A Bikales, Esquire

          Facsimile:          (617) 338-2880

          If to any Summit Purchaser:

          Summit Partners
          One Boston Place
          34th Floor
          Boston, MA 02108
          Attention:  Joseph F. Trustey

          with a copy to:

          Hutchins, Wheeler & Dittmar
          A Professional Corporation
          101 Federal Street
          Boston, MA 02110
          Attention:  James Westra, Esquire

          If to BSC:

          The Bear Stearns Companies, Inc.
          245 Park Avenue
          New York, NY 10167
          Attention:  Robert Yedid
          Facsimile:  (212) 272-3092

          with a copy to:

          Schulte, Roth & Zabel
          900 Third Avenue
          New York, NY  10022
          Attention:  Stuart Freedman, Esquire
          Facsimile:  (212) 593-5955


     A notice delivered in person shall be effective when given; a notice sent by mail shall be deemed effective on the earlier of the date of receipt or refusal to accept or the third business day after it has been mailed; a notice sent by telex, telegram, telecopy or other form of rapid transmission shall be deemed to be given when receipt of such transmission is acknowledged or other evidence of receipt is evident; provided, however, that the failure to deliver a copy of any such notice or other communication to the person(s) designated to receive copies shall not affect the validity, force or effect of any notice or other communication or subject a person so failing to deliver a copy to any liability.

     (i) Severability.  If any provision of this Agreement shall be held or
         ------------
deemed to be, or shall in fact be, invalid, inoperative, illegal or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflicting of any provision with any Applicable Law or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative, illegal or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative, illegal or unenforceable to the extent that such other provisions are not themselves actually in conflict with such Applicable Law, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, illegal or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case, except when such reformation and construction could operate as an undue hardship on any party, or constitute a substantial deviation from the general intent and purpose of such party as reflected in this Agreement.

     The parties shall endeavor in good faith negotiations to replace the invalid, inoperative, illegal or unenforceable provisions with valid, operative, legal and enforceable provisions the economic effect of which comes as close as possible to that of the invalid, inoperative, illegal or unenforceable provisions.

     (j) Counterparts.  This Agreement may be executed in several counterparts,
         ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, binding upon all the parties hereto, notwithstanding that all the parties are not signatories to the original or the same counterpart. In pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one of such counterparts.

     (k) Section Headings.  The headings contained in this Agreement are for
         ----------------
reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     (l) Further Acts.  Each party agrees that at any time, and from time to
         ------------
time, before and after the consummation of the transactions contemplated by this Agreement, it will do all such things and execute and deliver all such agreements, assignments, instruments, other documents and assurances, as any other party or its counsel deems reasonably necessary or desirable in order to carry out the terms and conditions of this Agreement and the transactions contemplated hereby or to facilitate the enjoyment of any of the rights created hereby or to be created hereunder.

     (m) Relationship of Parties.  Nothing contained in this Agreement is
         -----------------------
intended to create, nor shall any provision hereof be or be construed so as to create, a partnership, joint venture, coverture, or joint undertaking by and among the parties, it being the express intention of the parties hereto that the relationship created hereby shall be that of separate and independent contractors acting at all times in their sole and individual capacities.

     (n) Conflict Among Attachments.  In the event of any conflict between the
         --------------------------
provisions of this Agreement and any schedule or exhibit hereto, or any agreement, instrument, other document or undertaking executed pursuant hereto, unless otherwise specifically provided therein, the provisions of this Agreement shall control.

     (o) GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND
         -------------
ENFORCED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA AND THE LAW (OTHER THAN THE LAW GOVERNING CONFLICT OF LAW QUESTIONS) OF THE COMMONWEALTH OF MASSACHUSETTS EXCEPT TO THE EXTENT THE LAWS OF ANY OTHER JURISDICTION ARE MANDATORILY APPLICABLE.



                [The Rest of this Page Intentionally Left Blank]

                    STOCK PURCHASE AND REDEMPTION AGREEMENT

                                 SIGNATURE PAGE

  IN WITNESS WHEREOF, the parties hereto have executed this Agreement all pursuant to authority heretofore granted, to the extent applicable, by their respective Boards of Directors, as of the date first written above.



STOCKHOLDERS:                                       SUBURBAN OSTOMY SUPPLY CO.,
INC.


/s/ Herbert Gray                                By: /s/ Herbert Grey
- ----------------                                   -----------------
Herbert Gray                                      Name:
                                                  Title:
/s/ Melvin Aronson
- -----------------
Melvin Aronson                                  PURCHASERS:

/s/ Donald Benovitz                             SUMMIT VENTURES III, L.P.
- -------------------
Donald Benovitz                                 By:  Summit Partners, III, L.P.,
                                                   Its General Partner
/s/ Patrick Bohan
- -----------------
Patrick Bohan
                                                By:  Stamps, Woodsum & Co. III,
/s/ Stephen Aschettino                             Its General Partner
- ----------------------
Stephen Aschettino                              By: /s/ Martin J. Mannion
                                                   ----------------------
                                                  General Partner

                                                SUMMIT INVESTORS II, L.P.

BSC:
                                                By: /s/ Martin J. Mannion
THE BEAR STEARNS COMPANIES, INC.                   ----------------------
                                                  Authorized Signatory
By: /s/ David Glaser
   -----------------
   Name:
   Title:

                                                SUMMIT SUBORDINATED DEBT
                                                FUND, L.P.

                                                By:  Summit Partners SD, L.P.,
                                                  Its General Partner

                                                By: /s/ Martin J. Mannion
                                                   ----------------------
                                                  General Partner

                                   SCHEDULE A


                                       to


                    STOCK PURCHASE AND REDEMPTION AGREEMENT


                                  By and among

                           SUMMIT VENTURES III, L.P.
                           SUMMIT INVESTORS II, L.P.
                      SUMMIT SUBORDINATED DEBT FUND, L.P.
                        THE BEAR STEARNS COMPANIES, INC.

                                      and


                         THE STOCKHOLDERS PARTY THERETO



  The following definitions are incorporated by reference in Section 9 of the above referenced agreement with the same force and effect as though set forth thereat in their entirety.

  "Act of Bankruptcy" shall mean any of the following:

  (a) the admission in writing of an inability, or being unable or deemed unable under Applicable Law, or failing generally, to pay debts generally as they become due; or

  (b) the filing of a petition, answer, consent or other document seeking relief as a debtor or otherwise commencing a voluntary case under the Bankruptcy Code; or

  (c) the commencement of proceedings or filing a petition, answer, consent or other document seeking (i) reorganization, (ii) an arrangement with creditors,
  (iii) to take advantage of or relief as a debtor under any Applicable Law, other than the Bankruptcy Code, relating to bankruptcy, reorganization, insolvency, readjustment of debts, relief of creditors, dissolution, liquidation, or the modification or alteration of the rights of creditors;

  (d) the seeking or consenting to or acquiescing in the appointment of a receiver, trustee, sequestrator, conservator, assignee, custodian, liquidator, fiscal agent or similar official for the Person or of all or any substantial part of its property; or

  (e) the commencement of proceedings or the filing against the person or all or any substantial part of its property of a petition commencing an involuntary case under the Bankruptcy Code or under any Applicable Law of a nature referred to in paragraph (c) above, or its consenting to or acquiescing in such relief or its admitting or acquiescing in or failing promptly and in any event within thirty (30) days of the filing thereof, in an appropriate manner, to deny the material allegations of any petition seeking such relief, or any such involuntary petition shall remain undismissed for more than thirty (30) days, or any order or decree approving relief adverse to such Person thereunder shall be entered and remain unstayed and in effect for more than thirty (30) days; or

  (f) the entry of an order or decree (whether or not final) by any Authority of competent jurisdiction (i) finding it to be bankrupt or insolvent, (ii) ordering or approving its liquidation, dissolution or winding up, or reorganization or any modification or alteration of the rights of its creditors, or any composition or readjustment of debts, (iii) assuming custody of, or appointing a receiver, trustee, sequestrator, conservator, assignee, custodian, liquidator, fiscal agent or similar official for, such Person or all or a substantial part of its property and any such order or decree shall continue unstayed and in effect for a period of thirty (30) days; or

  (g) the convening a meeting of creditors for the purpose of consummating an out-of-court arrangement, or making an assignment for the benefit of, or entering into a composition, extension or similar arrangement with, its creditors in respect of all or a substantial portion of its debt; or

  (h) the concealing, removing or transferring any of its assets or property in violation of or evasion of the Bankruptcy Code or any other Applicable Law of a nature referred to in paragraph (c) above; or

  (i) the winding-up, liquidation or dissolution of the Person; or

  (j) the taking of any action for the purpose of affecting any of the foregoing, including without limitation any action of the Person's board of directors, stockholders, partners or other governing body.

  "Affiliate" shall mean, with respect to any Person, (a) any other Person at the time directly or indirectly controlling, controlled by or under direct or indirect common control with such Person, (b) any other Person of which such Person at the time owns, or has the right to acquire, directly or indirectly, twenty percent (20%) or more of any class of the capital stock or beneficial interest, (c) any other Person which at the time owns, or has the right to acquire, directly or indirectly, twenty percent (20%) or more of any class of the capital stock or beneficial interest of such Person, (d) any executive officer or director of such Person, (e) with respect to any partnership, joint venture or similar Entity, any general partner thereof, and
(f) when used with respect to an individual, shall include any member of such individual's immediate family or a trust for the benefit of any thereof. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power to direct or cause the direction of the management or policies of such Person or the disposition of its assets or properties, whether by stock, equity or other ownership, by contract, arrangement or understanding, or otherwise.

  "Agreement" shall mean the Stock Purchase and Redemption Agreement of which this Schedule is a part as originally in effect, including unless the context otherwise specifically requires all schedules including the Disclosure Schedule and exhibits hereto, and as the same may from time to time be supplemented, amended, modified or restated in the manner herein or therein provided.

  "Applicable Law" shall mean any Law of any Authority, including without limitation all federal, state, local and foreign Laws, to which the Person in question is subject or by which it or any of its business or operations is subject or any of its property is bound.

  "Authority" shall mean any governmental or quasi-governmental authority, whether administrative, executive, judicial, legislative or other, or any combination thereof, including without limitation any federal, state, territorial, county, municipal or other government or governmental or quasi-governmental agency, arbitrator, authority, board, body, branch, bureau, central bank or comparable agency or Entity, commission, corporation, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other Entity of any of the foregoing.

  "Bankruptcy Code" shall mean 11 U.S.C. { 101 et seq., and the rules and
                                               -------
regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

  "BSC" means The Bear Stearns Companies, Inc.

  "Certificates" is defined in Section 2(c) of the Agreement.

  "Claims" shall mean, with respect to any Person, any and all debts, liabilities, obligations, losses, damages, deficiencies, assessments and penalties of or against such Person, together with all Legal Actions pending or threatened, claims and judgments of whatever kind and nature relating thereto, and all fees, costs, expenses and disbursements (including without limitation reasonable attorneys' and other legal fees, costs and expenses) relating to any of the foregoing.

  "Closing" is defined in Section 1(c) of the Agreement.

  "Closing Date" is defined in Section 1(c) of the Agreement.

  "Code" shall mean the United States Internal Revenue Code of 1986, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision. "Treas. Reg." shall mean the regulations, as from time to time in effect, promulgated by the Service under the Code.

  "Company" is defined in the first paragraph of the Agreement.

  "Common Shares" is defined in Section 1(a) of the Agreement.

  "Common Stock" is defined in Section 1(a) of the Agreement.

  "Convertible Securities" shall mean, with respect to any Person, any evidences of indebtedness, shares of capital stock (other than common stock) or other securities directly or indirectly convertible into or exchangeable for shares of common stock, whether or not the right to convert or exchange thereunder is immediately exercisable or is conditioned upon the passage of time, the occurrence or non-occurrence or existence or non-existence of some other event, or both.

  "Debentures" is defined in Section 1(b) of the Agreement.

  "Disclosure Schedule" shall mean the disclosure schedule required to be delivered pursuant to the provisions of the Agreement by the Company to the Purchasers.

  "Distribution" shall mean, with respect to any Person: (a) the declaration or payment of any dividend (except dividends payable in common stock of such Person) on or in respect of any shares of any class of capital stock or equity security of such Person, (b) the purchase, redemption or other retirement of any shares of any class of capital stock or equity security of such Person or any shares of capital stock of any Subsidiary owned by a Person other than such Person or a Subsidiary (otherwise than out of the substantially concurrent sale to Persons other than such Person or its Subsidiaries of shares of stock of the same class, provided that in case of any such capital stock of a Subsidiary, the proportion of such Subsidiary's stock of that class held by Persons other than such Person and its Subsidiaries does not increase), and (c) any other distribution on or in respect of any shares of any class of capital stock of such

Person or any shares of capital stock of any Subsidiary owned by a Person other than such Person or a Subsidiary.

  "Dollars" and "$" shall mean the lawful money of the United States of America.
                 -

  "Employment Arrangement" shall mean, with respect to any Person, any employment, consulting, retainer, severance or similar contract, agreement, plan, arrangement or policy (exclusive of any which is terminable within ninety
(90) days without liability, penalty or payment of any kind of such Person or any of its Affiliates), or providing for severance, termination payments, insurance coverage (including any self-insured arrangements), workers compensation, disability benefits, life, health, medical, dental or hospitalization benefits, supplemental unemployment benefits, vacation or sick leave benefits, pension or retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or post-retirement insurance compensation or benefits, or any collective bargaining or other labor agreement, whether or not any of the foregoing is subject to the provisions of ERISA.

  "Entity" shall mean any corporation, firm, unincorporated organization, association, partnership, limited liability company, trust (inter vivos or testamentary), estate of a deceased, insane or incompetent individual, business trust, joint stock company, joint venture or other organization, entity or business, whether acting in an individual, fiduciary or other capacity, or any Authority.

  "Environmental Law" shall mean any present Applicable Law relating to or otherwise imposing liability or standards of conduct concerning pollution or protection of the environment or occupational health and safety, including without limitation Laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, noises, odors or industrial, toxic or hazardous substances, materials or wastes, whether as matter or energy, into the environment (including, without limitation, ambient air, surface water, ground water, mining or reclamation or mined land, land surface or subsurface strata) or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances, materials or wastes.

  "Environmental Permit" shall mean any Governmental Authorization required by or pursuant to any Environmental Law.

  "Environmental Requirements" shall mean all applicable present Governmental Authorizations, Private Authorizations or other requirements (including without limitation those pertaining to reporting, licensing and permitting) relating to or required by or pursuant to any Environmental Law, including without limitation all requirements pertaining or relating to:

  (a) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of, or the remediation, emission, discharge or release into the air, surface water, groundwater or land of, Hazardous Material, chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature;

  (b)  the protection of the health and safety of employees or the public;

  (c)  the reclamation or restoration of land; and

  (d)  the ownership or operation of underground storage tanks.

  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as from time to time in effect, and any successor law, and any reference to any statutory provision shall be deemed to be a reference to any successor provision.

  "Financial Statements" is defined in Section 4(b) of the Agreement.

  "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States of America.

  "Governmental Authorizations" shall mean all approvals, concessions, consents, franchises, licenses, permits, plans, registrations and other authorizations of all Authorities. "Material Governmental Authorizations" is defined in Section 4(f) of the Agreement.

  "Governmental Filings" shall mean all filings, including franchise and similar tax filings, and the payment of all fees, assessments, interest and penalties associated with such filings, with all Authorities.

  "Governmental Order" shall mean all decisions, decrees, findings, judgments, and orders, whether or not final, of any Authority in any Legal Action.

  "herein", "hereof", "hereto", "hereunder" and similar terms contained in the Agreement or any other instrument executed or required to be executed pursuant hereto or thereto refer, except where the context clearly indicates the contrary, to the Agreement or such other instrument, as the case may be, as a whole and not to any particular Section, paragraph or provision of the Agreement or such other instrument.

  "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvement Act of 1976, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

  "including" and "includes" shall mean including without limiting the generality of any description preceding such term.

  "Indemnifying Parties" or "Party" is defined in Section 8(e) of the Agreement.

  "IRS" or the "Service" shall mean the United States Internal Revenue Service or any successor Authority.

  "Law" shall mean any (a) administrative, judicial, legislative or other action, code, consent decree, constitution, decree, directive, enactment, finding, guideline, law, injunction, interpretation judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, rule of public policy, settlement agreement, statute, or writ of any Authority; (b) the common law, or other legal or quasi-legal precedent, or
(c) arbitrator's, mediator's or referee's award, decision, finding or recommendation, including, in each such case or instance, and interpretation, directive, guideline or request, whether or not having the force of law including, in all cases, without limitation any particular section, part or provision thereof.

  "Legal Action" shall mean, with respect to any Person, any litigation or legal or other actions arbitrations, investigations, proceedings or suits, at law or in arbitration, equity or admiralty (whether or not purported to be brought on behalf of such Person) affecting such Person or any of its business or property or assets.

  "Lien" shall mean any of the following: mortgage; lien (statutory or other); preference, priority or other security agreement, arrangement or interest; hypothecation, pledge or other deposit arrangement, assignment; charge; levy; executory seizure; attachment, garnishment; encumbrance (including any easement, exception, variance, reservation or limitation, right of way, zoning restriction, building or use restriction, and the like); conditional sale, title retention or other similar agreement arrangement, device or restriction; preemptive or similar right; any financing lease involving substantially the same economic effect as any of the foregoing; the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction; restriction on sale, transfer, assignment, disposition or other alienation; or any option, equity, claim or right of or obligation to, any other Person, of whatever kind and character.

  "Losses" is defined in Section 8(b) of the Agreement.

  "Material" or "Materiality" for the purposes of the Agreement, shall, unless specifically stated to the contrary, be determined without regard to the fact that various provisions of the Agreement set forth specific dollar amounts.

  "Material Adverse" when used alone or in conjunction with other terms (including without limitation "Affect", "Change" and "Effect") shall mean, with respect to any Person, any event or set of events which has a material adverse effect upon the business, properties, financial condition or results of operation of such Person and its Subsidiaries taken as a whole.

  "Material Agreement" or "Material Commitment" shall mean, with respect to any Person, any agreement, contract, arrangement, undertaking, commitment, license or obligation which to the extent it relates to (a) any supplier of such Person, accounted for more than ten percent (10%) of the purchases of such Person in any of the three most recent fiscal years of such Person, (b) any customer of such Person, accounted for more than five percent (5%) of the sales of such Person in any of the three most recent fiscal years of such Person, or (c) any other matter, involves in excess of Five Hundred Thousand Dollars ($500,000).

  "Most Recent Balance Sheet" is defined in Section 4(b) of the Agreement.

  "New Company Debt" is defined in Section 3(e) of the Agreement.

  "Notes" is defined in Section 2(b)(ii) of the Agreement.

  "Option Securities" shall mean all rights, options and warrants, and calls or commitments evidencing the right, to subscribe for, purchase or otherwise acquire shares of capital stock or Convertible Securities, whether or not the right to subscribe for, purchase or otherwise acquire is immediately exercisable or is conditioned upon the passage of time, the occurrence or non-occurrence or the existence or non-existence of some other event.

  "PBGC" shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

  "Person" shall mean any natural individual or any Entity.

  "Plan" shall mean, with respect to any Person and at a particular time, any employee benefit plan which is covered by ERISA and in respect of which such Person or an ERISA Affiliate (as defined in ERISA) is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an employer as defined in Section 3(5) of ERISA.

  "Preferred Shares" is defined in Section 1(a) of the Agreement.

  "Private Authorizations" shall mean, with respect to any Person, all approvals concessions, consents, franchises, licenses, permits, and other authorizations of all other Persons (other than Authorities).

  "Purchase Consideration" is defined in Section 1 of the Agreement.

  "Purchase Proposal" is defined in Section 3(e) of the Agreement.

  "Purchasers" is defined in the first paragraph of the Agreement.

  "Redemption Consideration" is defined in Section 2(b) of the Agreement.

  "Redemption Shares" is defined in Section 2(a) of the Agreement.

  "Related Agreement" or "Related Agreements" means the agreements referred to in Section 7(a)(v)(A) and (B).

  "Securities Act" is defined in Section 4(a)(v) of the Agreement.

  "Series A Preferred Stock" is defined in Section 1(a) of the Agreement.

  "Stockholders" is defined in the preamble of the Agreement.

  "Solvent" shall mean, with respect to any Person on a particular date. that on such date (a) the fair value of the assets of such Person (both at fair valuation and at present fair saleable value) is on the date of determination, greater than the total amount of liabilities, including, without limitation, contingent and unliquidated liabilities, of such Person, (b) such Person is able to pay all liabilities of such Person as they mature, and (c) such Person does not have unreasonably small capital with which to carry on its business. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

  "Subject Assets" is defined in the first whereas clauses of the Agreement.

  "Subject Business" is defined in the first whereas clauses of the Agreement.

  "Subordinated Debenture Agreement" is defined in Section 1(b) of the Agreement.

  "Securities" is defined in the second whereas clause of the Agreement.

  "Subsidiary" shall mean, with respect to any Person, any Entity a majority of the capital stock ordinarily entitled to vote for the election of directors, or if no such voting stock is outstanding a majority of the equity interests of which is owned directly or indirectly by such Person or any subsidiary, of such Person.

  "Summit Purchasers" means Summit Ventures III, L.P., Summit Investors II, L.P. and Summit Subordinated Debt Fund, L.P.

  "Tax" (and with correlative meanings, "Taxes" and "Taxable"), shall mean, with respect to any Person, (a) any net income, alternative or add-on minimum tax, gross income, gross receipts, gains, sales, use, ad valorem, transfer, franchise, profits, license, withholding on amounts paid to or by such Person or any of its Subsidiaries. payroll, employment, excise, severance, stamp, occupation premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by and Authority (a Taxing Authority) responsible for the imposition of any such tax (domestic or foreign), (b) joint or several liability of such Person or any of its Subsidiaries with any other Person for the payment of any amounts of the type described in (a) and (c) liability of such Person or any of its Subsidiaries for the payment of any amounts of the type described in (a) as a result of any express or implied obligation to indemnify any other Person.

  "Tax Returns" shall mean all returns, declarations and reports consolidated or otherwise (including without limitation information returns), required to be filed in any jurisdiction with respect to Taxes.

  "Transfer" shall mean any sale, assignment, conveyance, transfer or other disposition, mortgage, pledge or other Lien, lease, exchange, abandonment, parting with control of gift, granting of an option or proxy or other act of alienation.

  "Wholly-Owned Subsidiary" shall mean, with respect to any Person, a Subsidiary all of the issued and outstanding shares (other than directors qualifying shares if required by Applicable Law the certificates for which, duly endorsed in blank or accompanied by a stock power duly endorsed in blank, shall be held by such Person or such Subsidiary) of the capital stock and all other equity securities of, or in the case of a partnership all of the outstanding partnership interests in, which shall at the time be owned by, directly or indirectly, such Person or one or more of its Wholly Owned Subsidiaries.

  "Working Credit Line is defined in Section 3(e) of the Agreement.

  "Written" or "in writing" shall mean any form of written communication or a communication by means of telex, telecopier device telegraph or cable.

                        SUBURBAN OSTOMY SUPPLY CO., INC.

                                   Schedule 1
                                   ----------


                                   Number of                                       Number of       Purchase
                               Shares Series  A           Purchase Price         Shares Common     Price of         Total
                                Preferred Stock            of Series A            Stock to be       Common         Purchase
Name and Address                to be Purchased           Preferred Stock        Purchased (1)      Stock           Price
- ----------------                ---------------           ---------------        -------------      -----           -----
Summit Ventures III, L.P.
Suite 3400
One Boston Place
Boston, MA 02108                  63,235.44                $6,323,544.12            232.7161      $83,112.88      $6,406,657

Summit Investors II, L.P.
Suite 3400
One Boston Place
Boston, MA  02108                  1,290.52                $129,051.92               5.4546       $1,948.08        $266,000

Summit Subordinate Debt Fund,
L.P.
Suite 3400
One Boston Place
Boston, MA  02108                    --                        --                   34.5604        $12,343         $12,343

The Bear Stearns Companies, Inc.
245 Park Avenue
New York, NY  10167               1,974.04                 $197,403.96              7.2689        $2,596.04        $200,000

         Totals                   66,500.00               $6,650,000.00              280.00      $100,000.00     $6,750,000.00
                                  =========               =============             =======      ===========     =============

SUBURBAN OSTOMY SUPPLY CO., INC.


     (1) After giving effect to the 100 for 1 stock split to be effected immediately after the closing, the parties will own the following number of shares of Common Stock: Summit Ventures III, L.P. (23,271.61), Summit Investors II, L.P. (545.46), Summit Subordinated Debt Fund, L.P. (3,456.04) and Bear Stearns & Co., Inc. (726.89).

                                   Schedule 2
                                   ----------



                                   Cash
                      Redemption   Redemption
Stockholder           Shares       Consideration    Notes
- -----------           ------       -------------    -----

Herbert Gray          7,952         10,800,000     1,000,000

Melvin Aronson        7,952         10,800,000     1,000,000

Donald Benovitz       2,982          4,050,000       375,000

Patrick Bohan           497            675,000        62,500

Stephen Aschettino      497            675,000        62,500
                      ------       -----------    ----------
Totals                19,880       $27,000,000    $2,500,000
